May 15, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Fogelman Mortgage L.P. I dated May 14, 1996.

Yours truly,

Deloitte & Touche LLP
New York, New York